UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2025

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of Principal Executive Offices)	(Zip Code)

(1) 302-803-6849
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On July 21, 2025, TLGY Acquisition Corp., a Cayman Islands exempted company (“TLGY”), StableCoinX Assets Inc., a Delaware corporation (“SC Assets”), StableCoinX Inc., a Delaware corporation, (“Pubco”), StableCoinX SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), and StableCoinX Company Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into a business combination agreement (the “Business Combination Agreement”). SC Assets was founded by Young Cho, the Chief Executive Officer and Executive Director of TLGY, and Edward Chen, the managing member of the current sponsors of TLGY. Capitalized terms used in this Current Report on Form 8-K (this “Form 8-K”) but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated thereby, (a) TLGY will, subject to the terms of the Business Combination Agreement, merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”), as a result of which the holders of Class A ordinary shares, par value $0.0001 per share, of TLGY (“TLGY Class A Ordinary Shares”), will receive one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each TLGY Class A Ordinary Share held by such shareholder, and (b) immediately following the SPAC Merger, Company Merger Sub will merge with and into SC Assets, with SC Assets continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), as a result of which the holders of shares of Class A common stock, par value $0.0001 per share, of SC Assets (the “SC Assets Class A Common Stock”) will receive one share of Pubco Class A Common Stock for each share of SC Assets Class A Common Stock held by such shareholder and holders of Class B common stock, par value $0.0001 per share, of SC Assets (the “SC Assets Class B Common Stock”) will receive one share of Pubco Class A Common Stock and one share of Class B common stock, par value $0.0001 per share, of Pubco (the “Pubco Class B Common Stock” and together with the Pubco Class A Common Stock, “Pubco Stock”) for each share of SC Assets Class B Common Stock held by such shareholder. As a result of the Mergers and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), TLGY and SC Assets will become wholly owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement.

In connection with the closing of the Transactions (the “Closing”), Pubco will issue two classes of shares of Pubco Stock with different voting and economic rights attached to them. The shares of Pubco Class A Common Stock will have no voting rights other than as required by applicable law. Holders of shares of Pubco Class B Common Stock will be entitled to one vote per share. Holders of Pubco Class A Common Stock will be entitled to receive distributions in proportion to the number of shares of Pubco Class A Common Stock held by them. Holders of Pubco Class B Common Stock will not have any economic rights. In addition, the shares of Pubco Class A Common Stock will be listed for trading and will be freely transferable, subject to the terms of the Lock-Up Agreements (as defined below) and any restrictions pursuant to applicable laws. The shares of Pubco Class B Common Stock will not be listed or freely transferable. Immediately following Closing, (i) all shares of Pubco Class A Common Stock will be held by (1) the holders of TLGY Class A Ordinary Shares initially included as part of the units sold in TLGY’s initial public offering (the “TLGY Public Shares” and the holders of such shares, the “TLGY Public Shareholders”), (2) the holders of TLGY ordinary shares that are not TLGY Public Shares (the “Founder Shares” and the holders of such shares, the “TLGY Founder Shareholders”), (3) the current holders of shares of SC Assets Class B Common Stock (the “Sellers”), (4) the PIPE Investors (as defined below) and (5) the Ethena Foundation (“Ethena”) and (ii) all shares of Pubco Class B Common Stock will be held only by (1) the TLGY Founder Shareholders, (2) the Sellers and (3) Ethena.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties, which shall not survive the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Business Combination Agreement means, with respect to any specified person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (ii) the ability of such person or any of its subsidiaries to consummate the Transactions, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

Covenants

The Business Combination Agreement also contains pre-closing covenants of the parties, including obligations of the parties to operate their respective businesses in the ordinary course consistent with past practice, and to refrain from taking certain specified actions without the prior written consent of certain other parties, in each case, subject to certain exceptions and qualifications. Additionally, the parties have agreed not to solicit, negotiate or enter into competing transactions, as further provided in the Business Combination Agreement. The covenants do not survive the Closing (other than those that are to be performed after the Closing).

The Business Combination Agreement also contains obligations of the parties to use their reasonable best efforts to consummate the Transactions contemplated by the Business Combination Agreement. This includes certain obligations of SC Assets with regards to carrying out the PIPE (as defined below) in connection with the Closing. SC Assets is obligated to use reasonable best efforts to consummate the transactions contemplated by the PIPE Subscription Agreements (as defined below).

Pubco agreed, at or prior to the Closing, to amend and restate its organizational documents on terms that are satisfactory to SC Assets, TLGY and Ethena, as described in the Business Combination Agreement.

TLGY and Pubco agreed, as promptly as practicable after completion of SC Assets’ audited financial statements, to jointly prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of the shares of Pubco Class A Common Stock to the TLGY shareholders, the Sellers, the PIPE Investors and Ethena, including a proxy statement/prospectus for the purpose of TLGY soliciting proxies from the TLGY shareholders to (i) approve (the “TLGY Shareholder Approval”), at an extraordinary general meeting of TLGY shareholders (the “Extraordinary General Meeting”), among other things, the Business Combination Agreement, the Transactions and related matters and (ii) provide the TLGY Public Shareholders the opportunity to have their TLGY Public Shares redeemed in accordance with the terms of TLGY’s amended and restated memorandum and articles of association.

The parties also agreed to take all necessary action so that effective as of the Closing, the board of directors of Pubco will consist of five individuals, one of which is to be designated by Ethena, one of which is to be designated by the Sellers, and the final three of which are to be designated by the mutual agreement of Ethena and the Sellers.

Conditions to the Parties’ Obligations to Consummate the Merger

Pursuant to the Business Combination Agreement, the obligations of the parties to consummate (or cause to be consummated) the Transactions are subject to a number of customary conditions for special purpose acquisition companies, including, among others, the following: (i) the receipt of the TLGY Shareholder Approval, (ii) the consummation of the Transactions not being prohibited by applicable law, (iii) effectiveness of the Registration Statement, (iv) the shares of Pubco Class A Common Stock having been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”), the New York Stock Exchange or another national stock exchange, subject to notice of issuance, and (v) the PIPE having been fully funded in accordance with the PIPE Subscription Agreements. The obligations of the parties to consummate (or cause to be consummated) the Transactions are also subject to, among other things, (i) Ethena having completed the ENA Contribution (as defined below) in accordance with the Contribution Agreement (as defined below), (ii) the completion of the purchase of the Locked ENA Tokens (as defined below) from Ethena OpCo Ltd (“Ethena OpCo”) in accordance with the terms of the Token Purchase Agreement (as defined below), (iii) the Collaboration Agreement (as defined below) being in full force and effect and (iv) the Token Purchase Agreement (as defined below) being in full force and effect.

The obligations of TLGY to consummate (or cause to be consummated) the Transactions are also subject to, among other things (i) the representations and warranties of SC Assets, Pubco, SPAC Merger Sub and Company Merger Sub being true and correct, subject to the applicable materiality standards contained in the Business Combination Agreement, (ii) material compliance by SC Assets, Pubco, SPAC Merger Sub and Company Merger Sub with their respective pre-closing covenants, and (iii) no occurrence of a Material Adverse Effect with respect to SC Assets or Pubco.

The obligations of SC Assets, Pubco, SPAC Merger Sub and Company Merger Sub to consummate (and cause to be consummated) the Transactions are also subject to, among other things: (i) the representations and warranties of TLGY being true and correct, subject to the applicable materiality standards contained in the Business Combination Agreement, (ii) material compliance by TLGY with its applicable pre-closing covenants, (iii) no occurrence of a Material Adverse Effect with respect to TLGY since the date of the Business Combination Agreement which is continuing and uncured, and (iv) each covenant and requirement having performed in all material respects under the Sponsor Support Agreement (as defined below).

Termination Rights

The Business Combination Agreement contains certain termination rights, including, among others, that the Business Combination Agreement may be terminated as follows: (i) upon the mutual written consent of TLGY and SC Assets, (ii) by either TLGY or SC Assets if the Closing has not occurred on or before six months from the date of the Business Combination Agreement, (iii) by written notice of either TLGY or SC Assets if a Governmental Authority shall have issued an Order taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, (iv) by SC Assets in connection with an uncured breach of a representation, warranty, covenant or other agreement by TLGY, if the breach would result in the failure of the related condition to Closing, (v) by SC Assets if the TLGY board of directors publicly changes its recommendation with respect to the Business Combination Agreement and Transactions and related shareholder approvals under certain circumstances detailed in the Business Combination Agreement, (vi) by TLGY in connection with an uncured breach of a representation, warranty, covenant or other agreement by SC Assets, Pubco, SPAC Merger Sub or Company Merger Sub, if the breach would result in the failure of the related condition to Closing, or (vii) by either TLGY or SC Assets if the Extraordinary General Meeting is held and TLGY Shareholder Approval is not received.

None of the parties to the Business Combination Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Business Combination Agreement. However, each party will remain liable for willful breaches of the Business Combination Agreement or for Fraud Claims prior to termination. Notwithstanding the foregoing, TLGY will also bear all fees, costs and expenses incurred by any party in connection the filing of the Registration Statement with the SEC and submitting a listing application for Pubco Class A Common Stock to Nasdaq.

Trust Account Waiver

SC Assets, Pubco, SPAC Merger Sub and Company Merger Sub agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in TLGY’s trust account held for the TLGY Public Shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

The Business Combination Agreement is filed as Exhibit 2.1 to this Form 8-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the Business Combination Agreement and the terms of which are incorporated by reference herein. The filing of the Business Combination Agreement herewith provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Business Combination Agreement were made as of the execution date of the Business Combination Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Business Combination Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Business Combination Agreement. Moreover, certain representations, warranties and covenants in the Business Combination Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations, warranties and covenants in the Business Combination Agreement as characterizations of the actual statements of fact about the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in TLGY’s or Pubco’s public disclosures.

Collaboration Agreement

Contemporaneously with the signing of the Business Combination Agreement, Pubco, SC Assets, Ethena and Ethena OpCo entered into a collaboration agreement (the “Collaboration Agreement”), pursuant to which, among other things, Ethena agreed to provide Pubco a right to participate in certain future offerings of Ethena’s native protocol governance token of Ethena (“ENA Token”) made by it on terms no less favorable than other investors and to collaborate with Pubco on an ongoing basis to support the operation of Pubco’s infrastructure, staking and treasury activities of ENA Token and Pubco’s public advocacy for the blockchain-based protocol and off-chain architecture and related systems for ENA Token (the “Ethena Protocol”) within the traditional finance ecosystem. Pursuant to the Collaboration Agreement, Pubco agreed that its business would be to provide infrastructure, staking and other products and services to the Ethena Protocol and that it would not change such business, acquire digital assets other than ENA Token, or enter into a merger, acquisition, disposition or similar transaction that would have the effect of changing such business without the prior approval of the Investment Committee (as defined below) and a majority of the holders to Pubco Class B Common Stock. Pubco also agreed to establish an investment committee (the “Investment Committee”) at the Closing, which will consist of one representative from Pubco, one representative from Ethena (the “Ethena Representative”) and one independent representative to be mutually agreed upon by the parties to the Collaboration Agreement. The Investment Committee will have authority over capital allocation decisions of Pubco, including the timing, size, price and frequency of purchases of ENA Token, material borrowings and any other transaction outside the normal course of Pubco’s business.

In addition, the parties to the Collaboration Agreement agreed to take various actions in connection with and in furtherance of the transactions contemplated by the PIPE Subscription Agreements, including, but not limited to (i) using the Net Cash PIPE Proceeds (as defined below) to purchase locked ENA Tokens (the “Locked ENA Tokens”) from Ethena OpCo in accordance with the terms of the Token Purchase Agreement, and Ethena OpCo agreed to deposit such Locked ENA Token into the Custodial Account (as defined below), (ii) Ethena agreed, in the event that the consummation of the Transactions does not occur, to unlock a portion of the Locked ENA Token held in the Custodial Account in an amount equal to (x) the Net Cash PIPE Proceeds divided by (y) the seven day time weighted average price of ENA Token on Binance and Bybit on the date of the PIPE Subscription Agreements (the “ENA Return Amount”), (iii) the parties agreed to release the Locked ENA Token to Pubco in the event that the Closing occurs and (iv) the parties agreed to provide joint instructions to the Custodian (as defined below) to effectuate each of the foregoing transactions. The initial term of the Contribution Agreement is five years and will automatically renew for successive one-year periods unless Ethena delivers written notice of non-renewal within 90 days of the end of the term. If the Contribution Agreement is terminated, the Ethena Representative will resign from the Investment Committee and the board of directors of Pubco and Ethena will forfeit any shares of Pubco Class B Common Stock then held by it for no consideration.

The Collaboration Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms or (ii) Ethena delivering written notice of non-renewal within 90 days of the end of the term.

The Collaboration Agreement is filed as Exhibit 10.1 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Collaboration Agreement and the terms of which are incorporated by reference herein.

Contribution Agreement

In connection with the signing of the Collaboration Agreement, TLGY, SC Assets, Pubco and Ethena also entered into a contribution agreement (the “Contribution Agreement”), pursuant to which Ethena agreed to contribute $60 million of ENA Tokens, valued at a 30% discount to the fair market value of such ENA Token on the date of the Contribution Agreement, to SC Assets prior to the Company Merger (the “ENA Contribution”), in exchange for shares of SC Assets Class B Common Stock, such that immediately following the closing of the Mergers, Ethena will beneficially own a majority of the voting power of the outstanding shares of Pubco.

The Contribution Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

The Contribution Agreement is filed as Exhibit 10.2 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Contribution Agreement and the terms of which are incorporated by reference herein.

Token Purchase Agreement

Contemporaneously with the execution of the Business Combination Agreement and to facilitate the transactions contemplated by the PIPE Subscription Agreements, SC Assets, solely in its capacity as administrative agent for the Cash PIPE Investors (as defined below) (the “Administrative Agent”) and Ethena OpCo entered into a token purchase agreement (the “Token Purchase Agreement”), pursuant to which, among other things, Ethena OpCo agreed to sell the Locked ENA Token to SC Assets, solely in its capacity as Administrative Agent, valued at a 30% discount to the fair market value of the ENA Token at the signing of the Token Purchase Agreement, which Locked ENA Token will be deposited by Ethena OpCo into the Custodial Account. The Locked ENA Token may not be transferred for a period of 48 months after the date of the Token Purchase Agreement, subject to earlier unlock and release from such transfer restrictions as follows: (i) 25% of the Locked ENA Token will be unlocked on the 12 month anniversary of the Closing and (ii) the remaining 75% of the Locked ENA Token will be unlocked in 36 equal monthly installments thereafter.

The Token Purchase Agreement is filed as Exhibit 10.3 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Token Purchase Agreement and the terms of which are incorporated by reference herein.

PIPE Subscription Agreements

Contemporaneously with the execution of the Business Combination Agreement, certain investors (the “PIPE Investors”) have agreed to make a private investment in SC Assets by purchasing shares of SC Assets Class A Common Stock prior to the Company Merger (the “PIPE Shares”) in the aggregate amount of approximately $363 million, of which approximately $101 million will be paid in ENA Tokens (including the $60 million ENA Contribution) and approximately $262 million will be paid in cash, USDC or USDT (collectively, “Cash”) pursuant to the terms of the PIPE subscription agreements (the “PIPE Subscription Agreements” and the transactions contemplated by the PIPE Subscription Agreements, the “PIPE”).

As described above and in accordance with the terms of the Token Purchase Agreement, promptly after the date of the PIPE Subscription Agreements, the net Cash proceeds from the PIPE, less up to $2.5 million of transaction expenses (the “Permitted Expense Amount” and such net amount, the “Net Cash PIPE Proceeds”), will be used to purchase the Locked ENA Token from Ethena OpCo, which Locked ENA Token will be deposited into a custodial account (the “Custodial Account”) established for the benefit of the PIPE Investors who paid for their PIPE Shares in Cash (the “Cash PIPE Investors”), with Anchorage Digital Bank N.A. serving as custodian (the “Custodian”). The Locked ENA Token and the Permitted Expense Amount will be held in the Custodial Account until the earlier of (i) the Closing and (ii) the termination of the Business Combination Agreement and/or the PIPE Subscription Agreements in accordance with their terms.

As soon as reasonably practicable following the Closing, the Locked ENA Tokens and the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will be released from the Custodial Account and transferred to an account designated by the SC Assets and Pubco. In the event that the Closing does not occur prior to the earlier of such date and time as the Business Combination Agreement or the PIPE Subscription Agreement is terminated in accordance with their terms, unless otherwise agreed to by the parties, Ethena will promptly (but in no event later than two business days thereafter) unlock a portion of the Locked ENA Token held in the Custodial Account in an amount equal to the ENA Return Amount and the ENA Return Amount together with the Permitted Expense Amount (net of any fees and expenses related to the Custodial Account) will promptly be released (but in no event later than four business days after such termination date), on a pro rata basis, to the Cash PIPE Investors. To the extent any PIPE Investors who paid for their PIPE Shares with ENA Token had already delivered their ENA Token in accordance with the terms of the PIPE Subscription Agreement, such ENA Token would be promptly returned to such PIPE Investor.

The closing of the PIPE is contingent upon the satisfaction of all closing conditions to consummate the Transactions and the PIPE Investors’ consent to any amendments, modifications or waivers to the terms of the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits of the PIPE Investors, among other customary closing conditions.

Pursuant to the PIPE Subscription Agreements, TLGY and Pubco have agreed to use commercially reasonable efforts to cause the shares of Pubco Class A Common Stock into which the PIPE Shares will be converted upon consummation of the Company Merger to be registered on the Registration Statement. To the extent that any such shares of Pubco Class A Common Stock are unable to be included on the Registration Statement, Pubco has agreed to certain obligations to register and maintain the registration of the PIPE Shares, including that, within 30 calendar days after the Closing, Pubco will file with the SEC (at Pubco’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and Pubco shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended to 90 calendar days if the SEC reviews and comments on the registration statement.

The PIPE Subscription Agreements and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms, (ii) the mutual written consent of the parties thereto, (iii) July 21, 2026 or (iv) if any of the conditions to closing as forth therein are not satisfied or waived as of the Closing Date (as defined therein).

The form of PIPE Subscription Agreement is filed as Exhibit 10.4 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of the PIPE Subscription Agreement and the terms of which are incorporated by reference herein.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, Pubco, TLGY, SC Assets, the TLGY Founder Shareholders and the other parties thereto, entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, each TLGY Founder Shareholder agreed (i) to vote in favor of the adoption and approval of, among other things, the Business Combination Agreement and the related documents to which TLGY is a party, and the Transactions, (ii) not transfer any securities of TLGY held by it until the earlier of (a) the Closing and (b) the valid termination of the Sponsor Support Agreement, subject to certain exceptions as provided in the Sponsor Support Agreement or permitted by the Business Combination Agreement or other agreement in connection with the Transactions, and (ii) following the consummation of the SPAC Merger, to exchange certain shares of Pubco Class A Common Stock issued to them in respect of their Founder Shares (the “Exchanged Founder Shares”) for shares of Pubco Class B Common Stock and the right to receive up to an aggregate of 3,000,000 newly issued shares of Pubco Class A Common Stock (the “Earnout Shares”), and to exchange any SPAC Private Placement Warrants held by such shareholder for the right to receive up to 600,000 Earnout Shares, in each case, upon the achievement of certain performance and ENA Token price thresholds after the Closing.

The Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the seventh anniversary of the Closing, (ii) the termination of the Business Combination Agreement pursuant to its terms and (iii) the mutual written consent of the parties thereto.

The Sponsor Support Agreement is filed as Exhibit 10.5 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Sponsor Support Agreement and the terms of which are incorporated by reference herein.

Seller Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, Pubco, TLGY, SC Assets and a Seller entered into a Seller Support Agreement (the “Seller Support Agreement”), pursuant to which, among other things, such Seller agreed to vote in favor of the adoption and approval of the Business Combination Agreement, the related documents to which SC Assets is a party and the Transactions.

The Seller Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the mutual written consent of the parties thereto.

The Seller Support Agreement is filed as Exhibit 10.6 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the Seller Support Agreement and the terms of which are incorporated by reference herein.

Lock-Up Agreement

Concurrently with the Closing, each Seller and each Sponsor will enter into lock-up agreements (the “Lock-Up Agreements”) with Pubco, pursuant to which each Seller and each TLGY Founder Shareholder will agree that the shares of Pubco Class A Common Stock received by each Seller and each TLGY Founder Shareholder, including any Earnout Shares, will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions. The shares of Pubco Class A Common Stock held by each Seller and each TLGY Founder Shareholder will be locked up until the earlier of (i) six months after the date of the Closing and (ii) the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Pubco Stock for cash, securities or other property.

The form of Lock-Up Agreement is filed as Exhibit 10.7 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement and the terms of which are incorporated by reference herein.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, each TLGY Founder Shareholder, each Seller, Ethena, TLGY and Pubco shall enter into a registration rights agreement that will amend and restate the registration rights agreement entered into at the time of TLGY’s initial public offering (the “Amended and Restated Registration Rights Agreement”), pursuant to which Pubco will (i) assume the registration obligations of TLGY under such registration rights agreement, with such rights applying to the shares of Pubco Class A Common Stock and (ii) provide registration rights with respect to the resale of shares of Pubco Class A Common Stock held by Ethena, each TLGY Founder Shareholder and each Seller.

The form of Amended and Restated Registration Rights Agreement is filed as Exhibit 10.8 to this Form 8-K, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of the Amended and Restated Registration Rights Agreement and the terms of which are incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Form 8-K is incorporated by reference herein, to the extent applicable. The securities of Pubco that may be issued in accordance with the terms of the PIPE Subscription Agreements and the Contribution Agreements will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On July 21, 2025, TLGY and SC Assets issued a joint press release announcing that they had entered into the Business Combination Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Attached as Exhibit 99.2 and incorporated into this Item 7.01 by reference herein is the investor presentation for the PIPE, which investor presentation will be used by TLGY, SC Assets and Pubco with respect to the Business Combination.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of TLGY under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Form 8-K will not be deemed an admission as to the materiality of any of the information in this Item 7.01, including Exhibits 99.1 or 99.2.

Additional Information and Where to Find It

In connection with the Business Combination, Pubco intends to file with the SEC the Registration Statement, which will include a preliminary proxy statement of TLGY and a preliminary prospectus of Pubco, and after the Registration Statement is declared effective, TLGY will mail the definitive proxy statement/prospectus relating to the Business Combination to its shareholders as of the record date to be established for voting at the Extraordinary General Meeting. The Registration Statement, including the proxy statement/prospectus contained therein, will contain important information about the Business Combination and the other matters to be voted upon at the Extraordinary General Meeting. This Form 8-K does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. TLGY and Pubco may also file other documents with the SEC regarding the Business Combination. TLGY’s shareholders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Business Combination, as these materials will contain important information about TLGY, SC Assets, Pubco and the Business Combination.

TLGY’s shareholders and other interested persons will be able to obtain copies of the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the definitive proxy statement/prospectus and other documents filed or that will be filed by TLGY and Pubco with the SEC, free of charge, through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

TLGY, SC Assets, Pubco and their respective directors and officers may be deemed participants in the solicitation of proxies of TLGY’s shareholders in connection with the Business Combination. More detailed information regarding the directors and officers of TLGY, and a description of their interests in TLGY, is contained in TLGY’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 5, 2025, and is available free of charge at the SEC’s website at www.sec.gov. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of TLGY’s shareholders in connection with the Business Combination and other matters to be voted upon at the Extraordinary General Meeting will be set forth in the Registration Statement for the Business Combination when available.

Forward-Looking Statements

This Form 8-K includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements with respect to the proposed Business Combination include expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding SC Assets, Pubco, TLGY and the proposed Business Combination, statements regarding the anticipated benefits and timing of the completion of the proposed Business Combination, the assets held by SC Assets and Pubco, the price and volatility of ENA Token, ENA Token’s growing prominence as an issuer of digital dollars on-chain, Pubco’s listing on any securities exchange, the macro, political and regulatory conditions surrounding ENA Token, the planned business strategy including Pubco’s ability to develop a corporate architecture capable of supporting its treasury initiatives and strategic stake in the Ethena Protocol, plans and use of proceeds, objectives of management for future operations of Pubco, the upside potential and opportunity for investors, Pubco’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, technological and market trends, future financial condition and performance and expected financial impacts of the proposed Business Combination, the satisfaction of closing conditions to the proposed Business Combination and the level of redemptions of TLGY’s public shareholders, and Pubco’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. Forward-looking statements are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Form 8-K, including, but not limited to: the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of TLGY’s securities; the risk that the proposed Business Combination may not be completed by TLGY’s business combination deadline; the failure by the parties to satisfy the conditions to the consummation of the proposed Business Combination, including the approval of TLGY’s shareholders and the listing of Pubco’s securities on a national securities exchange at closing; failure to realize the anticipated benefits of the proposed Business Combination; the level of redemptions by TLGY’s public shareholders, which may reduce the public float of, reduce the liquidity of the trading market of, and/or impact the ability of, the shares of Class A common stock of Pubco to be listed in connection with the proposed Business Combination; the insufficiency of the third-party fairness opinion for the board of directors of TLGY in determining whether or not to pursue the proposed Business Combination; the failure of Pubco to obtain or maintain the listing of its securities on any securities exchange after closing of the proposed Business Combination; risks associated with TLGY, SC Assets and Pubco’s ability to consummate the proposed Business Combination timely or at all, including in connection with potential regulatory delays or impediments, changes in ENA Token prices or for other reasons; costs related to the proposed Business Combination and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Pubco’s anticipated operations and business, including the volatile nature of the price of ENA Token; the risk that Pubco’s stock price will be highly correlated to the price of ENA Token and the price of ENA Token may decrease between the signing of the definitive documents for the proposed Business Combination and the closing of the proposed Business Combination or at any time after the closing of the proposed Business Combination; risks associated with TLGY, SC Assets and Pubco’s ability to consummate the proposed Business Combination timely or at all, including in connection with potential regulatory delays or impediments, changes in ENA Token prices or for other reasons; risks related to increased competition in the industries in which Pubco will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding ENA Token; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that after consummation of the proposed Business Combination, Pubco experiences difficulties managing its growth and expanding operations; the risks that launching and growing Pubco’s ENA Token treasury advisory and services in digital marketing and strategy could be difficult; challenges in implementing Pubco’s business plan, due to operational challenges, significant competition and regulation; being considered to be a “shell company” by any stock exchange on which Pubco’s Class A Common Stock will be listed or by the SEC, which may impact Pubco’s ability to list its securities and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities; the outcome of any potential legal proceedings that may be instituted against Pubco, SC Assets, TLGY or others following announcement of the proposed Business Combination, and those risk factors discussed in documents that Pubco and/or TLGY has filed, or will file, with the SEC. The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of The Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that have been and/or will be filed by TLGY with the SEC from time to time, the Registration Statement that will be filed by Pubco and TLGY and the proxy statement/prospectus contained therein, and other documents that have been or will be filed by TLGY and Pubco from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither TLGY, SC Assets nor Pubco presently know or that TLGY, SC Assets and Pubco currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and each of TLGY, SC Assets, and Pubco assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither TLGY, SC Assets, nor Pubco gives any assurance that any of TLGY, SC Assets, or Pubco will achieve their respective expectations. The inclusion of any statement in this Form 8-K does not constitute an admission by TLGY, SC Assets or Pubco or any other person that the events or circumstances described in such statement are material.

The terms of the proposed Business Combination described in this Form 8-K, including any dollar-denominated figures or implied valuations, are based on information as of the date of the signing of the definitive Business Combination Agreement and assume no redemptions from the TLGY trust account. These terms are subject to change, including as a result of fluctuations in the price of ENA Token prior to closing of the proposed Business Combination. There can be no assurance that the final terms at the closing of the Business Combination will reflect the figures referenced herein.

No Offer or Solicitation

This Form 8-K does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of TLGY, SC Assets, the combined company or any of their respective affiliates. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be affected. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the Business Combination or the accuracy or adequacy of this communication.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of July 21, 2025, by and among TLGY Acquisition Corp., StableCoinX Assets Inc., StableCoinX Inc., StableCoinX SPAC Merger Sub LLC and StableCoinX Company Merger Sub, Inc.
10.1	Collaboration Agreement, dated as of July 21, 2025, by and among Ethena Foundation, Ethena OpCo Ltd, StableCoinX Inc. and StableCoinX Assets Inc.
10.2	Contribution Agreement, dated as of July 21, 2025, by and among TLGY Acquisition Corp., StableCoinX Assets Inc., StableCoinX Inc. and Ethena Foundation.
10.3	Token Purchase Agreement, dated as of July 21, 2025, by and between Ethena OpCo Ltd and StableCoinX Assets Inc.
10.4	Form of PIPE Subscription Agreement.
10.5	Sponsor Support Agreement, dated as of July 21, 2025, by and among TLGY Acquisition Corp., StableCoinX Assets Inc., StableCoinX Inc. and the other Holders parties thereto.
10.6	Seller Support Agreement, dated as of July 21, 2025, by and among TLGY Acquisition Corp., StableCoinX Assets Inc., StableCoinX Inc., and the Seller party thereto.
10.7	Form of Lock-Up Agreement.
10.8	Form of Amended and Restated Registration Rights Agreement.
99.1	Press Release, date July 21, 2025.
99.2	Investor Presentation, dated July, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Dated: July 21, 2025	By:	/s/ Young Cho
	Name:	Young Cho
	Title:	Chief Executive Officer